Exhibit 10.1
AMENDMENT NO. 3
TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     THIS AMENDMENT No. 3 to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered as of the 15th day of March, 2007, by and between Silicon Valley Bank (“Bank”) and Harmonic, Inc., a Delaware corporation (“Borrower”) whose address is 549 Baltic Way, Sunnyvale, California 94089.
Recitals
     A.     Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of December 17, 2004, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated December 16, 2005, and as amended by that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated December 15, 2006 (as may be further amended, modified, supplemented or restated, the “Loan Agreement”).
     B.     Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C.     Borrower has requested that Bank amend the Loan Agreement to extend the maturity date, and make certain other revisions to the Loan Agreement as more fully set forth herein.
     D.     Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
                   2.     Amendments to Loan Agreement.
             2.1     Section 13 (Definitions). The following term and its definition set forth in Section 13.1 is amended in its entirety and replaced with the following:
             “Maturity Date” is March 5, 2008.
                        2.2     Section 2.5 (Fees). Section 2.5(a) is amended and restated in its entirety and replaced with the following:
       (a)       Committed Revolving Line Fee. If, at any time, Borrower fails to maintain a minimum aggregate amount of $20,000,000 of unrestricted funds on deposit for 10 consecutive Business Days with SVB Asset Management and/or SVB Securities, Borrower shall pay an additional $20,000 fee for the Committed Revolving Line.

                   3.     Limitation of Amendments.
                        3.1     The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
                        3.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
                   4.     Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
                        4.1     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
                        4.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
                        4.3     The organizational documents of Borrower delivered to Bank on the December 17, 2004 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
                        4.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
                        4.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
                        4.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
                        4.7     This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
                   5.     Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                   6.     Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:
                        6.1     Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.
                        6.2     Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.
                        6.3     Renewal Fee. Borrower shall have paid the renewal fee in the amount of $10,000 for the Committed Revolving Line.
[Signature page follows.]

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Harmonic, Inc.

By:		By:
Name:	/s/ Nick Tsiagkas	Name:	/s/ Robin N. Dickson

Title:	Relationship Manager	Title:	Chief Financial Officer

		Date:	March 21, 2007